UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 29, 2011

Domino’s Pizza, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

001-32242	38-2511577
(Commission File Number)	(IRS Employer Identification No.)

30 Frank Lloyd Wright Drive Ann Arbor, Michigan	48106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (734) 930-3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Domino’s Pizza, Inc. (the “Company”), with the Securities and Exchange Commission on May 6, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the determination by the Company’s Board of Directors regarding the frequency with which the shareholders will have an advisory non-binding vote on executive compensation. No other changes have been made to the Original Filing other than to add the disclosure set forth in this Amendment No. 1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(d) On May 3, 2011, at the 2011 Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Filing, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every year.

Consistent with the stated preference of the Company’s stockholders, the Board of Directors of the Company determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every year until such time as another advisory vote is held, in accordance with Section 14A(a)(2) of the Securities Exchange Act of 1934, as amended, on the frequency of such non-binding advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC. (Registrant)

Date: September 29, 2011	/s/ Kenneth B. Rollin
Kenneth B. Rollin
Executive Vice President